EXHIBIT 10.2

PARTICIPATION AGREEMENT

PURCHASE OF PARTICIPATION INTERESTS
IN A PROMISSORY NOTE

PARTICIPANT:
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

_________________________________________________________

Dated as of April 26, 2012

SECTION 1.	PROMISSORY NOTES AND SECURITY	1

1.1.	Note	1

1.2.	Security for the Note	1

SECTION 2.	PARTICIPATION INTERESTS, PASS-THROUGH CERTIFICATES	2

2.1.	Sale of Participation Interests	2

2.2.	Pass-Through Certificates	2

2.3.	Rights of Participation	2

2.4.	Fees of the Holder	2

SECTION 3.	CERTAIN DEFINITIONS	2

SECTION 4.	APPLICATION OF PROCEEDS	5

SECTION 5.	CLOSING AND FUNDING	6

SECTION 6.	CONDITIONS TO THE EFFECTIVENESS OF THIS AGREEMENT	6

6.1.	Operative Documents	6

6.2.	Taxes	6

6.3.	[Intentionally Omitted]	6

6.4.	Certificates	6

6.5.	Evidence of Insurance	7

6.6.	Governmental Approvals	7

6.7.	Proceedings and Documents	7

6.8.	Private Placement Number	7

6.9.	Schedule D Eligibility	7

6.10.	Confirmation Letter; Placement Agent Representation	8

SECTION 7.	CONDITIONS TO BE SATISFIED ON THE FUNDING DATE	8

7.1.	Status of License and Licensee	8

7.2.	Insurance	8

7.3.	Assignment of LMA	8

7.4.	Contribution Agreements	8

7.5.	Consent of FCC to Assignment of Broadcast License	8

7.6.	Insurance	8

7.7.	Estoppel Certificate	8

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7.8.	Sale of Pass-Through Certificates	8

7.9.	Escrow of Required Reserve Funds	9

7.10.	Payment of Special Counsel Fees	9

7.11.	Title to Assets	9

7.12.	Permitted Investment	9

7.13.	Consummation Notice	9

7.14.	Bring-Down Certificates	9

7.15.	Opinions of Counsel	9

7.16.	Assignment of all Leases	9

SECTION 8.	REPRESENTATIONS AND WARRANTIES OF THE HOLDER	9

8.1.	Due Organization and Power	9

8.2.	Governmental Authorization	10

8.3.	Offering of the Pass-Through Certificates	10

8.4.	Use of Proceeds	10

8.5.	Authorization, Execution and Delivery of Pass-Through Certificates	10

8.6.	Authorization, Execution and Delivery of Agreement and Operative Documents	10

8.7.	Investment Company Act of 1940	10

8.8.	Prohibited Transactions	11

SECTION 9.	REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS	11

9.1.	Due Organization and Power	11

9.2.	Liabilities; Business	11

9.3.	Litigation; Taxes	11

9.4.	Compliance with Other Instruments	12

9.5.	Governmental Authorization	12

9.6.	Event of Default	12

9.7.	Use of Proceeds	12

9.8.	Offering of the Note	12

9.9.	ERISA	13

9.10.	Authorization, Execution and Delivery of Agreement and Operative Documents	13

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9.11.	Investment Company Act of 1940	13

9.12.	Brokers	13

9.13.	Written Materials	13

9.14.	Debt Service Coverage Ratio	13

9.15.	Title to Assets	13

9.16.	Prohibited Transactions	14

9.17.	LMA Agreement and Guaranty	14

SECTION 10.	REPRESENTATIONS OF PARTICIPANT	14

10.1.	Investment Representation	14

10.2.	ERISA	15

10.3.	Broker	16

SECTION 11.	PAYMENT OF FEES AND EXPENSES	16

11.1.	Fees and Expenses	16

11.2.	Out-of-Pocket Expenses	17

11.3.	Future Expenses	17

11.4.	Brokers’ Fees and Stamp Taxes	17

11.5.	Fees of Holder in Capacity as Trustee	17

SECTION 12.	SURVIVAL OF AGREEMENTS	18

SECTION 13.	NOTICES	18

SECTION 14.	HOME OFFICE PAYMENT	18

SECTION 15.	REPRODUCTION OF DOCUMENTS	18

SECTION 16.	MISCELLANEOUS	19

SECTION 17.	SUPPLEMENTAL PAYMENT	19

SECTION 18.	DISCLOSURE	20

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PARTICIPATION AGREEMENT

PURCHASE OF PARTICIPATION INTERESTS
IN A 4.10% PROMISSORY NOTE DUE 2024

Dated as of April 26, 2012

To Each Addressee Listed
on Schedule A Hereto

Ladies and Gentlemen:

Wells Fargo Bank Northwest, National Association, a national banking association, as trustee (the “Holder” or the “Trustee”), and the Maker identified in Section 1 below, intending to be legally bound, agree with you as set forth in this Agreement.  Any reference herein to a Section refers to a Section of this Agreement.

SECTION 1. PROMISSORY NOTES AND SECURITY

1.1. Note.  The Holder will be the payee under the Promissory Note substantially in the form of Exhibit A hereto, to be executed by Emmis New York Radio LLC, a Delaware limited liability company, (the “Maker”) and Emmis New York Radio License LLC, a Delaware limited liability company (“Licensee”; together with maker, collectedly called “Obligors”) to be dated as of the Funding Date, as hereinafter defined (“Note”) in the principal amount of $82,526,935.00.

1.2. Security for the Note.  The Note is or will be secured by (a) a pledge agreement (the “Equity Pledge Agreement”), substantially in the form of Exhibit B hereto from Maker to Holder relating to 100% of the limited liability company interests in Licensee, (b) an assignment (the “LMA Assignment”) substantially in the form of Exhibit C hereto, from Maker to Holder assigning payments and rights under the Local Programming and Marketing Agreement (the “LMA Agreement”) dated as of April 26, 2012 between Emmis Radio License Corporation of New York (to be assigned to Maker on or before the Funding Date) and New York AM Radio, LLC (”Programmer”) together with the guaranty thereof (“Guaranty”) by Disney Enterprises, Inc. (“Guarantor”), (c) a security interest in all assets of Obligors other than those subject to the Equity Pledge Agreement and the FCC License, including funds in the Reserves, all as more fully provided in a certain Security Agreement, to be dated as of the Closing Date substantially in the form of Exhibit D hereto, from Maker (the “Security Agreement”), and (d) an assignment of management agreement (the “Assignment of Management Agreement”) between Emmis Operating Company (“Emmis”), as manager and Licensee, as counterparty, substantially in the form of Exhibit E hereto (the “Management Agreement”). The indebtedness evidenced by the Note, together with all financial and other obligations of the Obligors under the Security Agreement, the Equity Pledge Agreement and the LMA Assignment securing payment of the Note, is hereinafter referred to as the “Loan.”

SECTION 2. PARTICIPATION INTERESTS, PASS-THROUGH CERTIFICATES

2.1. Sale of Participation Interests.  Subject to the terms and conditions herein set forth, the Holder agrees to sell to you and you agree to purchase from the Holder a participation interest in the Loan at a price, payable in full on the Funding Date, equal to the amount set forth opposite your name on Schedule A hereto.

2.2. Pass-Through Certificates.  Pursuant to and in accordance with the terms of that certain Declaration of Trust dated as of the Closing Date (the “Declaration of Trust”), the Holder, in its capacity as trustee under the Declaration of Trust, will execute and deliver to you on the Funding Date one Pass-Through Certificate (a “Pass-Through Certificate”) which evidences your purchase of a participation interest in the Loan to be funded on the Funding Date with the proceeds of the issuance of the Note.

2.3. Rights of Participation.  The purchase of a Pass-Through Certificate entitles you to receive, upon actual payment of such funds by or on behalf of Maker, (a) the percentage ownership interest set forth in such Pass-Through Certificate multiplied by the principal portion of such payment on the Loan, (b) the percentage ownership interest set forth in such Pass-Through Certificate multiplied by the interest portion of such payment on the Loan, including any make-whole premiums, and (c) the percentage ownership interest set forth in such Pass-Through Certificate multiplied by the amount of any late fees, prepayment premiums or reserve charges paid pursuant to the Note, the Security Agreement, the Equity Pledge Agreement, the Assignment of Management Agreement  or the LMA Assignment related to the Loan.

2.4. Fees of the Holder.  Notwithstanding the foregoing, the Holder has agreed to service and administer the Loan and to hold the Security Agreement, the Equity Pledge Agreement, the LMA Assignment, the Assignment of Management Agreement and the other collateral securing the Loan (the “Collateral”) in trust on your behalf. In its capacity as trustee under the Declaration of Trust, the Holder shall be entitled to receive, in the manner and in accordance with the priorities set forth in the Security Agreement, its fees and expenses for undertaking such obligations related to the Loan, which fees and expenses are more fully described in Section 10.5 hereof.

SECTION 3. CERTAIN DEFINITIONS

Capitalized terms not elsewhere defined herein shall have the meanings set forth in this Section 3.

“Annual Fee” has the meaning specified in the LMA Agreement.

“Assignment of Management Agreement” has the meaning specified in Section 1.

“Back-Up Transmitter Lease” means the lease agreement dated June 15, 2000 between Mountaintop Communications, L.L.C., as landlord, and Licensee (as assignee of  Emmis Communications Corporation), as tenant, relating to Licensee’s right to use certain space in West Orange, New Jersey as a back-up transmitter site.

“Business Day” means any weekday except a day on which banking institutions in New York or Utah are authorized by law to be closed.

“Casualty Gap Policy” means the an insurance policy naming Holder as the insured, to be issued on the Funding Date and (i) in form and substance reasonably satisfactory to Participant, (ii) issued by an insurer reasonably acceptable to Participant, (iii) having a limit of liability not less than the original principal amount of the Note, and (iv) payable in the event of certain casualties involving either the transmitter or back-up transmitter sites maintained by or on behalf of Maker.

“Closing” has the meaning specified in Section 5.

“Closing Date” means April 26, 2012.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning specified in Section 2.

“Consent and Release” means the Release of Security Interest, to be dated the Funding Date, substantially in the form of Schedule B hereto.

“Contribution Agreement” means that certain WRKS Contribution Agreement by and between Emmis New York and Maker, dated the date hereof, providing for the contribution of certain assets of Emmis New York to Maker as a capital contribution.

“Declaration of Trust” has the meaning specified in Section 2.

“Eagle 9 Policy” means the policy insuring the perfection and priority of the security interest created by the Equity Pledge Agreement.

“Emmis” has the meaning specified in Section 1.

“Emmis New York” means Emmis Radio License Corporation of New York.

“Equity Pledge Agreement” means the pledge and security agreement by Maker to the Trustee, dated the date hereof, and relating to the equity interests in Licensee.

“Estoppel Certificate” means the certificate of Emmis and Guarantor substantially in the form attached to the LMA Agreement.

“Event of Default” has the meaning specified in Section 6.1 of the Security Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations adopted pursuant thereto.

“FCC” has the meaning specified in Section 7.15.

“FCC License” has the meaning specified in Section 7.1.

“Funding Date” has the meaning specified in Section 7.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any jurisdiction in which a Maker conducts all or any part of its business, or which asserts jurisdiction over the Property, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantor” has the meaning specified in Section 1.

“Guaranty” means the guaranty of the LMA Agreement made by the Guarantor.

“Holder” has the meaning specified in the introductory paragraph of this Agreement.

“Investment Company Act” has the meaning specified in Section 8.7.

“License Contribution Agreement” means that certain WRKS License Contribution Agreement by and between Maker and Licensee, providing for the contribution of certain assets of Maker to Licensee as a capital contribution.

“Licensee” has the meaning specified in Section 1.

“LMA Agreement” has the meaning specified in Section 1.

“Loan” has the meaning specified in Section 1.

“Management Agreement” has the meaning specified in Section 1.

“Maker” has the meaning specified in Section 1.

“Maturity Date” has the meaning specified in the Note.

“NAIC” means the National Association of Insurance Commissioners.

“NAIC Annual Statement” has the meaning specified in Section 10.2(i)

“Note” has the meaning specified in Section 1.

“Operative Documents” means the Note, the LMA Agreement, the Guaranty, the Equity Pledge Agreement, the LMA Assignment, the Management Agreement, the Assignment of Management Agreement, the Estoppel Certificate, the Security Agreement, the Space Lease, the Back-Up Transmitter Lease, the Casualty Gap Policy, the Eagle 9 Policy, the Declaration of

Trust any other instrument or agreement entered into or executed in connection with the making of the Loan, together with the Pass-Through Certificates evidencing a participation interest in the Loan.

“Pass-Through Certificates” has the meaning specified in Section 2.2.

“Participant” means Teachers Insurance and Annuity Association of America and its successors and assigns hereunder or as holders of Pass-Through Certificates.

“Permitted Encumbrances” means all statutory liens of landlords and carriers, warehousemen, mechanics, materialmen and other like liens arising in the ordinary course of business for which payment is not delinquent and which are not being foreclosed upon; liens incurred on deposits in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of employment related programs; liens incurred on deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, government contracts, tenders, performance bonds and the lien of taxes not yet due and payable.

“Programmer” has the meaning specified in Section 1.

“Reserves” means the Capital Expense Reserve, the Operating Expense Reserve, the FCC License Renewal Reserve, the Replacement Transmitter Reserve and the Excess Cash Flow Reserve, each as defined in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” has the meaning specified in Section 1.

“Space Lease” means, collectively, (a) the lease dated May 1, 1984, as amended, between Empire State Building Company (as predecessor to Empire State Building Company L.L.C.), as landlord, and Licensee (as assignee of Emmis Radio, LLC (as successor to RKO General, Inc.)), as tenant, relating to Licensee’s right to use certain transmitter tower space in the Empire State Building, and (b) the lease and license agreement dated November 7, 2003 between Empire State Building Company L.L.C., as landlord, and Emmis Radio Corporation, as tenant, as subleased by Licensee from Emmis Radio Corporation, relating to Licensee’s right to use certain transmitter equipment room space in the Empire State Building.

“Station” has the meaning specified in Section 7.1

“Underwritten DSCR Requirement” has the meaning specified in Section 9.14.

SECTION 4. APPLICATION OF PROCEEDS

The proceeds from your purchase of the Pass-Through Certificates will be used to make the Loan to the Maker. Maker will use the proceeds of the Loan to pay a dividend to direct and indirect parent entities of Maker for debt reduction of such entities and for general corporate purposes of such entities.

SECTION 5. CLOSING AND FUNDING

The sale and purchase of the Pass-Through Certificate shall take place through escrow on the Funding Date. On the Funding Date, the Holder will deliver to you or your designee the Pass-Through Certificates, registered in your name or in the name or names of one or more other persons, all as you may designate, against payment of the purchase price therefor in federal or other immediately available funds to or upon the order of the Holder. The purchase price payable on the Funding Date shall be $82,526,935.00. The Holder’s and Makers’ payment instructions shall be delivered to you in writing at least three (3) business days prior to the Closing Date. If, on the Funding Date, the Pass-Through Certificates are not tendered to you or your designee, or if the conditions specified in Sections 6 and 7 of this Agreement shall not have been fulfilled to your satisfaction, you shall have the option to be relieved of your obligations hereunder without relinquishing any rights you may have against any other party hereto.

SECTION 6. CONDITIONS TO THE EFFECTIVENESS OF THIS AGREEMENT

Your obligation to enter into this Agreement is subject to (a) the accuracy and correctness on the Closing Date of the representations and warranties of Maker contained herein and in the Operative Documents and in any written materials prepared or provided by Maker, Emmis or Licensee in connection with the transactions contemplated herein, (b) the accuracy and correctness on the Closing Date of the representations and warranties of Maker, Licensee or Emmis contained in any certificate or Operative Document delivered pursuant hereto to which they are a party, (c) the performance by the Holder of its agreements contained herein to be performed by it on or prior to the Closing Date, and (d) the satisfaction of all of the following conditions on or prior to the Closing Date each satisfactory in form and substance to you.

6.1. Operative Documents.  On the Closing Date, each of the Operative Documents (other than the Eagle 9 Policy, the Casualty Gap Policy and the Estoppel Certificate) shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect, without modifications thereto not otherwise consented to by you, and no default shall exist thereunder, and your special counsel shall have received a fully executed copy of each Operative Document other than the Note, which shall be held by the Holder, and the Pass-Through Certificates, which shall be delivered to you on the Funding Date.  In addition, the Operative Documents and any financing statements under the Uniform Commercial Code shall have been delivered to your special counsel in contemplation of recordation, registration and filing, if necessary.

6.2. Taxes.  All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of this Agreement, the Pass-Through Certificates and the Operative Documents shall have been paid.

6.3. [Intentionally Omitted].

6.4. Certificates.  You and your special counsel shall have received (a) from Obligors, certificates certifying that all of the representations made by it in this Agreement and all of the Operative Documents to which Maker or Licensee is a party are true and correct as of the date of delivery hereof; (b) from the Holder, a certificate certifying that (x) it is duly authorized under applicable law and attaching its articles of organization and its by-laws to undertake its obligations as contemplated by this Agreement and the Operative Documents to which it is a party, (y) all corporate action, necessary or required therefor has been duly and effectively taken or obtained by it, and (z) each of this Agreement and each of the Operative Documents to which it is party is a legal, valid and binding obligation of the Holder enforceable in accordance with its respective terms; and (c)  such other certificates addressing such matters as you reasonably request.

6.5. Evidence of Insurance.  Maker shall have obtained commercial general liability and special form property insurance as required by the Security Agreement, and provided certificates thereof, satisfactory in form and substance to you.

6.6. Governmental Approvals.  On the Closing Date, all necessary approvals, authorizations and consents, if any, of all governmental bodies (including courts) having jurisdiction with respect to the assets of Licensee or Maker, the Holder or the Programmer, with respect to the transactions herein contemplated shall have been obtained and shall have become irrevocable, except that the FCC grant of consent to the transfer of the FCC License to Licensee shall not have become final.

6.7. Proceedings and Documents.  All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to you and your special counsel.  You shall have received copies of all instruments and other evidence and documents as you may reasonably request, in form and substance reasonably satisfactory to you and your special counsel, related  to such transactions and the taking of all corporate, limited liability company or partnership proceedings in connection therewith.  If any provision of this Agreement or any Operative Document requires the certification, representation or warranty of the existence or nonexistence of any particular fact or implies as a condition the existence or nonexistence of such fact, then you shall be free to require the establishment to your satisfaction of the existence or nonexistence of any such fact.

6.8. Private Placement Number.  Standard & Poor’s Corporation CUSIP Service Bureau shall have assigned a “private placement number” to the Pass-Through Certificates.

6.9. Schedule D Eligibility.  Teachers Insurance and Annuity Association of America is applying to the NAIC for an advance determination that the Pass-Through Certificates will qualify as Schedule D assets. The Maker and the Holder shall have entered into any documents or otherwise cooperated with any request by you or your special counsel which is reasonably necessary to ensure that the subject transaction shall be eligible for “Schedule D” reporting on your NAIC Annual Statement and, if the NAIC determines that the subject transaction is not eligible for such “Schedule D” reporting, Maker and the Holder will cooperate with any request by you or your counsel which is reasonably necessary to obtain such eligibility, provided however, such cooperation shall not extend to the expenditure of money by Maker or the Holder or obligate Maker or the Holder to deposit, escrow or reserve money, nor obligate the Maker or the Holder to execute any amendment, document or other instrument or incur any additional or greater liability other than de minimis expense in connection with such cooperation.

6.10. Confirmation Letter; Placement Agent Representation.  You and your special counsel shall have received a letter from Moelis & Co. LLC confirming the representation of Holder set forth in Section 8.3 regarding the number and character of offerees of the Note and Pass-Through Certificate.

SECTION 7. CONDITIONS TO BE SATISFIED ON THE FUNDING DATE

Your obligation to purchase the Pass-Through Certificate is subject to the satisfaction of all of the following conditions on or prior to the date (such date not to be later than July 1, 2012, on which such date you shall have the option to be relieved of your obligations hereunder without relinquishing any rights you may have against any other party hereto) on which such purchase is to occur (the “Funding Date”), each satisfactory in form and substance to you.

7.1. Status of License and Licensee.   Licensee shall be a wholly owned subsidiary of Maker. The FCC license (the “FCC License”) entitling Licensee to operate its radio station (the “Station”) shall be in full force and effect and the FCC consent to the transfer of the FCC License to Licensee shall have become final, as described in Section 7.5 below.

7.2. Insurance. Holder shall have received the Eagle 9 Policy and such policy shall be in full force and effect.  In addition, you shall have received evidence that the Casualty Gap Policy has been issued in a form satisfactory to you and your special counsel and such policy shall be in full force and effect.

7.3. Assignment of LMA.  The interest of Emmis New York under the LMA Agreement shall have been assigned to Maker.

7.4. Contribution Agreements.  The assignments of assets pursuant to the Contribution Agreement and the License Contribution Agreement shall have occurred.

7.5. Consent of FCC to Assignment of Broadcast License.  The FCC shall have granted its consent to the assignment of the FCC License held by Emmis New York to Licensee and such consent shall have become a Final Order.  Final Order shall mean an action by the FCC (i) that has not been vacated, set aside or suspended, (ii) with respect to which no request for stay, motion or petition for rehearing, reconsideration or review, or application or request for review or notice of appeal or sua sponte review by the FCC is pending, and (iii) as to which the time for filing any such request, motion, petition, application, appeal or notice and for entry of orders staying, reconsidering or reviewing on the FCC’s own motion has expired.  The FCC License shall have been assigned to Licensee.

7.6. Insurance.  The Eagle 9 Policy and the Casualty Gap Policy shall be in full force and effect with their premiums paid in full.

7.7. Estoppel Certificate. The Estoppel Certificate shall have been delivered.

7.8. Sale of Pass-Through Certificates.  On the Funding Date, the Holder shall sell to the Participant and the Participant shall purchase the Pass-Through Certificate to be purchased by it as specified in Schedule A.

7.9. Escrow of Required Reserve Funds.  Holder shall have reserved from proceeds of the issuance of the Note the full amount of funds required to be held as Reserves pursuant to Section 4.1.3 of the Security Agreement.

7.10. Payment of Special Counsel Fees.  Without limiting the provisions of Section 11, on the Funding Date, Maker shall have paid the fees, charges and disbursements of your special counsel to the extent reflected in a statement of such counsel rendered to the Maker prior to the Funding Date.

7.11. Title to Assets.  The Consent and Release shall have been delivered.

7.12. Permitted Investment.  The purchase by you of the Pass-Through Certificates shall be permitted on the Funding Date under the laws and regulations of the jurisdiction to which you may be subject, without recourse to any provision of such laws which permits the making of an investment without restriction as to the character of the particular investment being made and you shall have received such evidence as you or your special counsel shall have reasonably requested to establish compliance with this condition.

7.13. Consummation Notice.  A consummation notice shall have been filed with the FCC, confirming consummation of the assignment of the FCC License from Emmis New York to Licensee.

7.14. Bring-Down Certificates.  You shall have received bring-down certificates from each of Maker, Licensee, Manager and Emmis New York with respect to all representations and warranties made by such entities under any of the Operative Documents and the Contribution Agreements, certifying to Holder that all such representations and warranties are true and correct as of the Funding Date.

7.15. Opinions of Counsel.  You and your special counsel shall have received opinions of (a) counsel to the Maker, Emmis, Emmis New York and the Licensee, (b) counsel to the Holder, (c) special Federal Communications Commission (“FCC”) counsel and (d) a substantive non-consolidation opinion relating to both Maker and Licensee, all of which shall be reasonably satisfactory in form and substance to you and your special counsel. All such opinions shall be dated the Funding Date.

7.16. Assignment of all Leases.  The assignments of the Back-up Transmitter Lease, the Space Lease and any other leases and licenses relating to the operation of the Station to Licensee shall have occurred .

SECTION 8. REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder represents and warrants that as of the date hereof:

8.1. Due Organization and Power.  It (a) has been duly organized and is validly existing and in good standing as a national banking association, (b) has the full power, authority and legal right to engage in the transactions contemplated hereby, and (c) has the full power, authority and legal right to execute and deliver this Agreement, the Pass-Through Certificates and any of the other Operative Documents to which it is a party, and to perform and observe the terms and conditions of each of such instruments.

8.2. Governmental Authorization.  No authorization, consent or approval of any governmental authority is required for the execution, delivery and performance by it of this Agreement, the Pass-Through Certificates or any Operative Document to which it is a party, or for the issuance and sale of the Pass-Through Certificates in the manner herein provided.  If, on the Closing Date, any such authorization, consent or approval shall be required, the same shall have been obtained or made on or prior to the Closing.

8.3. Offering of the Pass-Through Certificates.  It has not offered the Pass-Through Certificates or any part thereof or any similar security for sale to, solicited offers to buy any thereof from or otherwise approached or negotiated with anyone other than you and no others with regard thereto.  Neither it nor any agent on its behalf will sell or offer the Pass-Through Certificates or any part thereof or any similar security for sale to, solicit any offers to buy any thereof from or otherwise approach or negotiate in respect thereof with any person or persons so as thereby to require registration of the Pass-Through Certificates under Section 5 of the Securities Act.

8.4. Use of Proceeds.  It will apply the proceeds of the sale of the Pass-Through Certificates to fund the Loan to Maker.  It will not, directly or indirectly, apply any part of the proceeds of the Pass-Through Certificates for the purpose (whether immediate, incidental or ultimate) of purchasing or carrying any “margin security” as defined in Regulation U of the Federal Reserve Board (12 C.F.R. 221) or any security issued by any investment company registered pursuant to Section 8 of the Investment Company Act of 1940, as amended, or for the purpose of repaying any indebtedness originally incurred for such purpose.  It will not, directly or indirectly, apply any part of the proceeds of the Pass-Through Certificates for the purpose (whether immediate, incidental or ultimate) of purchasing or carrying any “margin stock” as defined in Regulation U of the Federal Reserve Board (12 C.F.R. Section 221), or for the purpose of repaying any indebtedness which was originally incurred for any such purpose.  It does not own, nor does it intend to acquire, any such margin security or margin stock.

8.5. Authorization, Execution and Delivery of Pass-Through Certificates.  The Pass-Through Certificates issued will be duly authorized, executed and delivered by it, and will be legal, valid, binding and enforceable obligations of the Holder in accordance with the terms thereof, and entitled to the benefits and security of this Agreement and the Declaration of Trust.

8.6. Authorization, Execution and Delivery of Agreement and Operative Documents.  This Agreement and the Operative Documents have been or will be on the Closing Date (as the case may be) duly authorized, executed and delivered by the Holder, and are or will be legal, valid and binding instruments enforceable against the Holder in accordance with their respective terms except that certain rights and remedies as set forth in such Operative Documents may be limited by bankruptcy, reorganization and other laws of general application relating to or affecting the enforcement of creditors’ or lessors’ rights.

8.7. Investment Company Act of 1940.  The Holder is not and will not be required to, as a result of the offer and sale of the Pass-Through Certificates as contemplated by this

 Agreement and the Declaration of Trust, register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Holder is not “controlled” by an “investment company” as defined in the Investment Company Act.

8.8. Prohibited Transactions.  Neither the sale of the Pass-Through Certificates by the Holder hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the enabling legislation or executive order relating thereto.  Without limiting the foregoing, neither the Holder nor any of its subsidiaries (A) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person.  The Holder and its subsidiaries are in compliance, in all material respects, with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).  No part of the proceeds from the sale of the Pass-Through Certificates hereunder will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official party capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 9. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS

Each Obligor represents and warrants as follows as of the date of delivery hereof:

9.1. Due Organization and Power.  It (a) is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, (b) has the full power, authority and legal right to acquire, own and grant security title to and a security interest in the property pledged under the Security Agreement, the LMA Assignment and the Equity Pledge Agreement, as applicable, and to engage in the transactions contemplated hereby, and (c) has the full power, authority and legal right to execute and deliver this Agreement, the Note and the Operative Documents to which it is a party, and to perform and observe the terms and conditions of each of such instruments.

9.2. Liabilities; Business.  It has no liabilities except as contemplated hereby, by the LMA, the Space Lease and the Back-Up Transmitter Lease and as permitted by the Security Agreement.  Amounts payable under the LMA Agreement are sufficient to pay its obligations as they become due on the Note as well as paying the Trustee’s fees and making required deposits into the Reserves as contemplated by Section 4.1.3 of the Security Agreement. It has not engaged in any business except as contemplated hereby and as permitted by the Security Agreement.  It has no subsidiaries other than Licensee.

9.3. Litigation; Taxes.  There are no actions, suits or proceedings pending or threatened in writing against or affecting it at law or in equity or before any court or administrative officer or agency.  It is not in default (a) in the payment of any taxes levied or assessed against it or its assets or (b) under any statute, rule, order, decree, writ, injunction or regulation of any governmental body (including any court) or (c) under any contract or agreement to which it is a party or any contract or agreement by which it is bound.

9.4. Compliance with Other Instruments.  It is not a party to any contract or agreement or subject to any charter or restriction or to any order, writ, injunction or decree of any court or governmental authority which adversely affects its business, property, assets or financial condition.  Neither the execution, delivery or performance of this Agreement or the Operative Documents nor compliance herewith or therewith by Obligor (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) its organizational documents, (ii) any law or any order, writ, injunction or decree of any court or governmental authority to which it is subject, or (iii) any agreement or instrument to which it is a party or by which it is bound or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to such agreement or instrument, except the lien and security interest created, and as permitted, by the Security Agreement.

9.5. Governmental Authorization.  No authorization, consent or approval of any governmental authority is required for the execution, delivery and performance by it of this Agreement, the Note or any Operative Document, in the manner herein provided or for the granting by Maker of the security under the Security Agreement in the manner and to the extent therein provided.  If, on the Closing Date, any such authorization, consent or approval shall be required, the same shall have been obtained or made on or prior to the Closing.

9.6. Event of Default.  No event has occurred and is continuing which constitutes a default or an Event of Default by Maker under the Security Agreement or the LMA Agreement.

9.7. Use of Proceeds.  It will apply the proceeds of the sale of the Note to fund the Reserves required hereunder,  to pay expenses of the transactions contemplated hereby and then to make a distribution to its indirect and direct parent entities for the purpose of debt reduction and other corporate purposes.  It will not, directly or indirectly, apply any part of the proceeds of the Note for the purpose (whether immediate, incidental or ultimate) of purchasing or carrying any “margin security” as defined in Regulation U of the Federal Reserve Board (12 C.F.R. 221) or any security issued by any investment company registered pursuant to Section 8 of the Investment Company Act of 1940, as amended, or for the purpose of repaying any indebtedness originally incurred for such purpose.  It will not, directly or indirectly, apply any part of the proceeds of the Note for the purpose (whether immediate, incidental or ultimate) of purchasing or carrying any “margin stock” as defined in Regulation U of the Federal Reserve Board (12 C.F.R. Section 221), or for the purpose of repaying any indebtedness which was originally incurred for any such purpose.  It does not own, nor does it intend to acquire, any such margin security or margin stock.

9.8. Offering of the Note.  Obligors have not offered the Note or any part thereof or any similar security for sale to, solicited offers to buy any thereof from or otherwise approached or negotiated with anyone other than not more than twenty (20) institutional investors with regard thereto.  Neither Obligors nor any agent authorized on their behalves will sell or offer the Note or any part thereof or any similar security for sale to, solicit any offers to buy any thereof from or otherwise approach or negotiate in respect thereof with any person or persons so as thereby to require registration of the Note under Section 5 of the Securities Act.

9.9. ERISA.  In reliance on the representation of Participant contained in Section 9.2, the execution, delivery and performance of this Agreement with respect to Maker and the issuance of the Note by Maker will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA for which an exemption is not available or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

9.10. Authorization, Execution and Delivery of Agreement and Operative Documents.  This Agreement and the other Operative Documents to which either Maker or Licensee is a party have been duly authorized, executed and delivered by the Maker or Licensee, as applicable, and are legal, valid and binding instruments enforceable against the Maker and Licensee in accordance with their respective terms except that certain rights and remedies as set forth in such Operative Documents may be limited by bankruptcy, reorganization and other laws of general application relating to or affecting the enforcement of creditors’ rights.

9.11. Investment Company Act of 1940.  The Maker is not and will not be required to, as a result of the offer and sale of the Note as contemplated by this Agreement, register as an “investment company” under the Investment Company Act, and Maker is not “controlled” by an “investment company” as defined in the Investment Company Act.

9.12. Brokers.  The Maker has not dealt with any broker, investment banker, agent or other person who may be entitled to any commission or compensation in connection with the sale of the Note to the Holder or the sale of the Pass-Through Certificates to you other than Moelis & Co.LLC, whose fee will be paid by Maker or its parent at the Closing.

9.13. Written Materials.  Except as previously disclosed to you in writing, there is no fact or facts known to Obligors (other than facts generally known to the public) which materially adversely affect or, in the future may (so far as the Obligors can now foresee) materially adversely affect, the business, operations, affairs, prospects, properties or condition of Obligors.

9.14. Debt Service Coverage Ratio.  With respect to each Payment Date scheduled during the term of the Loan, if the Annual Fee payable under the LMA Agreement on each date for the payment thereof, after required deposits into the Reserves and payment of trustee’s fees due to Holder on or about such date, will not equal or exceed the product of (y) 1.05 multiplied by (z) with respect to each Payment Date, the debt service payment due under the Note (including amortization payments sufficient to fully amortize the original principal amount of the Note by the Maturity Date) (the “Underwritten DSCR Requirement”), then, upon written demand of Trustee, Obligors shall prepay the Note in part at such time in an amount sufficient to cause the Underwritten DSCR Requirement to be satisfied (as determined by the holders of a majority in outstanding principal amount of the Pass-Through Certificates).

9.15. Title to Assets.  The Maker owns 100% of the membership interests in Licensee.  Licensee has a valid and subsisting leasehold estate in its office in the Empire State Building pursuant to the Space Lease, a valid and subsisting leasehold estate in the back-up transmitter site in West Orange, New Jersey pursuant to the Back-Up Transmitter Lease, and owns the transmitter equipment at both sites, free and clear of all liens and encumbrances.  Licensee has a valid and enforceable license to use an antenna on top of the Empire State Building. Upon completion of the Closing, Holder will have a valid first priority security interest in all assets of Obligors.

9.16. Prohibited Transactions.  Neither the sale of the Note by Obligors hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the enabling legislation or executive order relating thereto.  Without limiting the foregoing, neither Maker nor any of its direct or indirect owners of affiliates (A) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person.  The Obligors and their affiliates are in compliance, in all material respects, with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) and the Comprehensive Iran Sanctions Accountability and Divestment Act.  No part of the proceeds from the sale of the Note hereunder will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official party capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

9.17. LMA Agreement and Guaranty.  The LMA Agreement and the Guaranty are each in full force and effect, and no modifications of amendments of either such document have been made.  Neither Obligors nor Emmis New York has received from Programmer any notice of breach or termination of the LMA Agreement. To the best of Obligors’ and Emmis New York’s knowledge, no breach of the LMA Agreement exists by either party thereto and no event which, with notice of lapse of time or both, would constitute a breach under the LMA Agreement has occurred.  Neither Maker nor Emmis New York has made any assignment of the LMA Agreement or rights thereunder except pursuant to the LMA Assignment.

SECTION 10. REPRESENTATIONS OF PARTICIPANT

You represent that on and as of the Closing Date:

10.1. Investment Representation.

(a) You understand that the Pass-Through Certificates have not been and will not be registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act, or registered or qualified under the securities laws or “Blue Sky” laws of any jurisdiction.

(b) You (i) have such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Pass-Through Certificates, (ii) are able to bear the economic risk of an investment in the Pass-

Through Certificates, and (iii) are an “accredited investor” within the meaning of Section 2(a)(15) the Securities Act.

(c) You are either (i) acquiring the Pass-Through Certificates for your own account, or for accounts as to which you exercise sole investment discretion, for investment purposes only and not with a view to any distribution in violation of the Securities Act, subject, nevertheless, to the understanding that the disposition of your property shall at all times be and remain within your control, or (ii) acquiring the Pass-Through Certificates for resale, not involving a public offering within the meaning of the Securities Act, to one or more institutional investors which shall, as a condition precedent to such sale, deliver to the Holder a representation to the effect set forth in clause (i) above.

10.2. ERISA.  You represent that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by you to pay the purchase price of the Pass-Through Certificates to be purchased by you hereunder:

(i) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the Participant’s state of domicile; or

(ii) the Source is a separate account that is maintained solely in connection with the Participant’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(iii) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by the Participant to Maker in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Owner and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Owner in writing pursuant to this clause (d); or

(v) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Owner and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Owner in writing pursuant to this clause (e); or

(vi) the Source is a governmental plan; or

(vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Owner in writing; or

(viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 10.2, the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10.3. Broker.  Other than Moelis & Co., you have not dealt with any broker, investment banker, agent or other person who may be entitled to any commission or compensation in connection with the sale of the Pass-Through Certificates to you.

SECTION 11. PAYMENT OF FEES AND EXPENSES.

Whether or not the transactions contemplated by this Agreement shall be consummated, the Maker will:

11.1. Fees and Expenses.  Cause to be paid at Closing with respect to its Loan all reasonable and documented out-of-pocket fees, expenses and disbursements of you and your special counsel and FCC counsel in connection with this transaction, including, without limitation, the initial NAIC filing fee, all CUSIP private placement number fees, document reproduction expenses, environmental site assessments costs, engineering consultant costs, Eagle

9 and Casualty Gap insurance premiums, survey expenses, trustee fees (in previously agreed amounts), broker’s or finder’s fee or commission, if any, whether or not this transaction is consummated and all fees, taxes and expenses for the recording, registration and filing of documents (except fees, taxes and expenses occasioned by any sale or transfer of any Pass-Through Certificate by you or any subsequent owner of any of the Pass-Through Certificates) and, for the avoidance of doubt, excluding any of your overhead expenses which could be attributed to this transaction.

11.2. Out-of-Pocket Expenses.  Cause you and the Holder to be reimbursed for reasonable and documented out-of-pocket expenses incurred in connection with such transactions and any items of the character referred to in the immediately preceding subsection which shall have been paid by you.

11.3. Future Expenses.  Cause to be paid all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees of special counsel and local or other counsel) incurred by you in connection with any amendments, waivers or consents under or in respect of this Agreement, the Note, or any of the Operative Documents (whether or not such amendment, waiver or consent becomes effective)  (i) in connection with the clarification of any ambiguity or conflict in the Operative Documents, (ii) any amendment proposed by the Licensee or Maker, or (iii) incurred in any manner with respect to any act of the Licensee or Maker, including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Note, or the Pass-Through Certificates or in responding to any subpoena or other legal process or informal investigative demand issued on connection with this Agreement, the Note, or the Pass-Through Certificates, or by reason of being an owner of any Pass-Through Certificates, and (b) the costs  and expenses, including financial advisors’, engineers’ and the fees of other professionals, incurred in connection with the insolvency or bankruptcy of Maker or any affiliates or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Pass-Through Certificates.

11.4. Brokers’ Fees and Stamp Taxes.  Pay or cause to be paid as to its Loan, and save you and each subsequent owner of the Pass-Through Certificates (and each nominee of, or payee designated by you or such subsequent owner) harmless from and against any and all liability and loss with respect to or resulting from (a) any claim for or on account of any brokers’ or finders’ fees with respect to such transactions contemplated herein arising by, through or under Maker, but not otherwise, or (b) the nonpayment or delayed payment of any and all stamp and other similar taxes, fees and excises (except your income and franchise taxes and fees, taxes and expenses occasioned by any sale or transfer of the Pass-Through Certificates by you or any subsequent holder of the Pass-Through Certificates), if any, including any interest and penalties, which may be or be determined to be, payable in connection with the transactions contemplated by this Agreement.

11.5. Fees of Holder in Capacity as Trustee.  Pay or cause to be paid all trustee fees of the Holder acting in its capacity as trustee under the Declaration of Trust, as provided in the Security Agreement, including but not limited to the monthly trustee’s fee in the amount of $625.00.

SECTION 12. SURVIVAL OF AGREEMENTS

All agreements, representations and warranties contained herein or made in writing by the Holder, Licensee or the Maker in any Operative Document in connection with the transactions contemplated hereby (including without limitation the obligations of the Maker and the Licensee contained in Section 11), shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Pass-Through Certificates and payment therefor, any disposition thereof by the original registered owners thereof, and any investigation at any time made by you or on your behalf.

SECTION 13. NOTICES

All notices and other communications hereunder shall be in writing and shall be mailed by reputable overnight delivery service or by facsimile followed by a hard copy thereof mailed by reputable overnight delivery service, or delivered by hand: (a) if to you, at your address as set forth on Schedule A hereto, or at such other address or facsimile number as you may furnish to the Holder in writing; (b) if to the Holder, to Wells Fargo Bank Northwest, National Association, 260 North Charles Lindbergh Drive, Salt Lake City, UT 84116, Attention:  Corporate Trust Services, and (c) if to Maker or Licensee, to Emmis New York Radio LLC or Emmis New York Radio License LLC, respectively, c/o Emmis Radio License Corporation of New York, 40 Monument Circle, Indianapolis, Indiana 46204, Attention: Legal Department, or at such other address or addresses as any party may furnish in writing to each other party.

SECTION 14. HOME OFFICE PAYMENT

So long as you, your affiliate, your nominee or any affiliated institutional investor is the owner of any Pass-Through Certificate purchased by you, (a) the parties direct the Holder, and the Holder agrees, that all amounts which become due and payable on such Pass-Through Certificates be paid by federal wire transfer of funds or electronic funds transfer through the Automated Clearing House System, as applicable, to the account specified on Schedule A hereto opposite your name, without the presentation or surrender of such Pass-Through Certificate or the making of any notation thereon and specifying the amounts of principal, interest and premium, by Noon Eastern Time on the Payment Date (as defined in the Note), and (b) you, your affiliate, your nominee or any affiliated institutional investor will not sell, transfer or otherwise dispose of the Pass-Through Certificates (i) except as provided in the Declaration of Trust and (ii) other than in a manner which does not require registration of the Pass-Through Certificates under the Securities Act.  The terms of this section shall apply to any transferee that qualifies as an institutional investor.

SECTION 15. REPRODUCTION OF DOCUMENTS

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at the Closing, and (c) financial statements and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, digital, microfilm, microcard, miniature photographic or other similar process and, except for the Pass-Through Certificates and the Note, you may destroy any original document so reproduced.  The Holder and Obligors agree and stipulate that any such reproduction, other than of the Pass-Through Certificates and the Note, shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 16. MISCELLANEOUS

This Agreement cannot be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the same is sought.  All the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns by merger, consolidation or transfer of assets of the parties hereto, and, in particular, shall inure to the benefit of and be enforceable by the owner of any of the Pass-Through Certificates.  The Table of Contents preceding this Agreement and the headings to the various sections of this Agreement have been inserted for convenience of reference only and shall not limit or otherwise affect any of the terms hereof. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.  A facsimile or pdf copy of a signature shall be treated as the equivalent of a manual signature of this Agreement. This Agreement and any documents, certificates or instruments provided in connection with this Agreement may be reproduced by the parties hereto by any photographic, photostatic, microfilm, microcard, digital, miniature photographic or other similar process and any original document so reproduced may be destroyed. To the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

SECTION 17. SUPPLEMENTAL PAYMENT

The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any owner of a Pass-Through Certificates as consideration for or as an inducement to the entering into by any owner of the Pass-Through Certificates of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each owner of the Pass-Through Certificates then outstanding even if such owner did not consent to such waiver or amendment.

SECTION 18. DISCLOSURE

Maker and Licensee represent that all writings prepared and delivered by Maker or Licensee in connection with the transactions contemplated herein, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

[Remainder of page intentionally blank; signatures follow.]

If you are in agreement with the foregoing, please sign the enclosed counterparts and return the same, whereupon this Agreement shall become a binding contract under seal between you, the Holder and the Obligors.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as trustee, as Holder

By:	/s/ Scott Rosevear
Name: Scott Rosevear
Its: Vice President

EMMIS NEW YORK RADIO LLC, as Maker

By:	/s/ J. Scott Enright
Name: J. Scott Enright
Its: Secretary

EMMIS NEW YORK RADIO LICENSE LLC, as Licensee

By:	/s/ J. Scott Enright
Name: J. Scott Enright
Its: Secretary

[Signatures continue on following page.]

ACCEPTED AND AGREED:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ David G. Persky
Name: David G. Persky
Title: Managing Director